Exhibit 99.1

PRESS RELEASE

Arya Sciences Acquisition Corp. Shareholders Approve

Business Combination Transaction with Immatics

New York, NY, Houston, TX and Tuebingen, Germany, June 29, 2020 – Arya Sciences Acquisition Corp. (NASDAQ: ARYA or “Arya”), a special purpose acquisition company sponsored by Perceptive Advisors, and Immatics Biotechnologies GmbH (“Immatics”), a clinical-stage biopharmaceutical company active in the discovery and development of T cell redirecting cancer immunotherapies, today announced that its respective shareholders approved the business combination between Arya and Immatics announced on March 17, 2020. None of Arya’s shareholders redeemed their shares in connection with the ARYA shareholder approval. The respective boards of directors of both Arya and Immatics had previously approved the business combination.

Following the Arya shareholder vote, Immatics and Arya commenced final procedures towards the closing of the business combination and expect the closing to be completed in the coming days. It is further expected that the trading of the shares of the combined company, called Immatics N.V., will commence under the symbol “IMTX” on the first trading day thereafter. Immatics will continue to operate under its existing management team led by Chief Executive Officer, Harpreet Singh, Ph.D.

About the Transaction

On March 17, 2020, Immatics entered into a definite business combination agreement with Arya and in connection with the entry into the business combination agreement, a group of leading U.S. healthcare institutional investors committed to invest in Immatics N.V. through an ordinary share private investment in public equity (“PIPE”). Immatics shareholders, Arya shareholders and the PIPE investors will hold shares in Immatics N.V.

Advisors

Goldman Sachs International is acting as lead financial advisor with SVB Leerink, BofA Securities and Kempen serving as financial advisors to Immatics. Jefferies LLC is acting as lead financial and capital markets advisor to Arya as well as sole private placement agent. Chardan Capital Markets LLC is also serving as advisor to Arya. Goodwin Procter LLP and CMS Legal Services EEIG are acting as legal counsel to Immatics. Kirkland & Ellis LLP is serving as legal counsel to Arya.

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About Immatics

Immatics combines the discovery of true targets for cancer immunotherapies with the development of the right T cell receptors with the goal of enabling a robust and specific T cell response against these targets. This deep know-how is the foundation for our pipeline of Adoptive Cell Therapies and TCR Bispecifics as well as our partnerships with global leaders in the pharmaceutical industry. We are committed to delivering the power of T cells and to unlocking new avenues for patients in their fight against cancer.

For regular updates about Immatics, visit www.immatics.com. You can also follow us on Twitter and LinkedIn.

About Arya

Arya is a blank check company incorporated as a Cayman Islands exempted company for the purpose of effecting a merger, share exchange, asset acquisition, share purchase, reorganization or similar business combination with one or more businesses or entities.

Forward-Looking Statements:

Certain statements in this press release may be considered forward-looking statements. Forward-looking statements generally relate to future events or Immatics’ future financial or operating performance. For example, statements concerning the timing of product candidates and Immatics’ focus on partnerships to advance its strategy are forward-looking statements. In some cases, you can identify forward-looking statements by terminology such as “may”, “should”, “expect”, “intend”, “will”, “estimate”, “anticipate”, “believe”, “predict”, “potential” or “continue”, or the negatives of these terms or variations of them or similar terminology. Such forward-looking statements are subject to risks, uncertainties, and other factors which could cause actual results to differ materially from those expressed or implied by such forward looking statements. These forward-looking statements are based upon estimates and assumptions that, while considered reasonable by Immatics and its management, are inherently uncertain. New risks and uncertainties may emerge from time to time, and it is not possible to predict all risks and uncertainties. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, various factors beyond management’s control including general economic conditions and other risks, uncertainties and factors set forth in filings with the Securities and Exchange Commission (SEC). Nothing in this presentation should be regarded as a representation by any person that the forward-looking statements set forth herein will be achieved or that any of the contemplated results of such forward-looking statements will be achieved. You should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Immatics undertakes no duty to update these forward-looking statements.

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For more information, please contact:

For Media Enquiries	Investor Relations Contact
Gretchen Schweitzer or Jacob Verghese, PhD	John Graziano
Trophic Communications	Solebury Trout
Phone: +49 89 2388 7731	Phone: +1 646-378-2942
immatics@trophic.eu	jgraziano@soleburytrout.com

Immatics N.V.

Anja Heuer	Jordan Silverstein
Corporate Communications	Head of Strategy
Phone: +49 89 540415-606	Phone: +1 281-810-7545
media@immatics.com	InvestorRelations@immatics.com

You have received this information due to your interest in Immatics (Immatics N.V. / Immatics Biotechnologies GmbH / Immatics US, Inc.). We hope you find this information useful to update you on the developments at Immatics.

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